PROVIDENCE EXPLORATION,

LLC

(A Development Stage Company)

                                                       INDEX

                                                                                                       Page

Unaudited, Consolidated Balance Sheet as of June 30, 2006.................................................2

Unaudited, Consolidated Statement of Operations for the three and six month periods ended June 30, 2006..................................................................................3

Unaudited, Consolidated Statement of Cash Flows for the three and six month periods ended June 30, 2006..................................................................................4

Notes to the Unaudited, Consolidated Financial Statements.................................................5

                                           PROVIDENCE EXPLORATION, LLC.
                                            CONSOLIDATED BALANCE SHEET
                                                   June 30, 2006
                                       (See accountants' compilation report)

CURRENT ASSETS:
              Cash                                                                                           33,047
              Accounts receivable (net of allowance)                                                         78,665
              Inventory (Note 12)                                                                           666,139
              Prepaid expenses                                                                               38,671
                                                                                             -----------------------
                                                                                             -----------------------

              Total current assets                                                                          816,522
                                                                                             -----------------------
                                                                                             -----------------------

PROPERTY AND EQUIPMENT (NOTE 12) :
              Oil and gas leases - undeveloped                                                            7,828,849
              Drilling rigs and equipment                                                                   367,291
              Office furniture and equipment                                                                 12,659
              Automotive equipment                                                                           27,495
                                                                                             -----------------------
                                                                                             -----------------------

              Total                                                                                       8,236,294
                                                                                             -----------------------
                                                                                             -----------------------

              Less accumulated depreciation                                                                (34,010)
                                                                                             -----------------------
                                                                                             -----------------------

              Total property and equipment                                                                8,202,284
                                                                                             -----------------------
                                                                                             -----------------------

OTHER ASSETS:
              Loan origination fees, net of amortization of $17,743                                          58,507
              Note receivable - member (Note 3)                                                             138,754
              Deposits                                                                                        2,266
                                                                                             -----------------------
                                                                                             -----------------------

              Total other assets                                                                            199,527
                                                                                             -----------------------
                                                                                             -----------------------

              Total assets                                                                                9,218,333
                                                                                             =======================
                                                                                             =======================

CURRENT LIABILITIES:
              Accounts payable                                                                                2,484
              Accrued expenses                                                                              308,949
              Short term notes payable (Note 6)                                                           9,542,030
              Current portion of long term notes payable (Note 4)                                           362,548
                                                                                             -----------------------
                                                                                             -----------------------

              Total current liabilities                                                                  10,216,011
                                                                                             -----------------------
                                                                                             -----------------------

LONG TERM NOTES PAYABLE (NOTE 4)                                                                            517,643
                                                                                             -----------------------
              Total liabilities                                                                          10,733,654
                                                                                             -----------------------
                                                                                             -----------------------

MEMBER'S EQUITY                                                                                         (1,515,321)
                                                                                             -----------------------
              Total liabilities and member's equity                                                       9,218,333
                                                                                             =======================

                    The accompanying notes are an integral part of these financial statements.

                                           PROVIDENCE EXPLORATION, LLC.

                               CONSOLIDATED STATEMENTS OF INCOME AND MEMBER'S EQUITY
                                FOR THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006
                                       (See accountants' compilation report)

                                                                       Three Months                   Six Months

SALES (NOTE 13)                                                                 9,989                       358,131
COST OF SALES                                                                 116,387                       547,368
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

          Gross loss                                                        (106,398)                     (189,237)
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

GENERAL AND ADMINISTRATIVE EXPENSES:
          Automobile                                                            6,456                        16,824
          Amortization                                                          6,354                        12,708
          Bank charges                                                            955                         2,598
          Consulting                                                                0                         6,500
          Depreciation                                                          3,744                        43,524
          Insurance                                                            10,166                        20,577
          Office                                                                7,130                        14,518
          Professional fees                                                    54,275                       138,830
          Repairs and maintenance                                               8,775                         8,775
          Rent                                                                  6,276                        14,029
          Telephone                                                             4,384                         7,845
          Travel and entertainment                                              2,530                         6,305
          Utilities                                                               458                         1,002
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

          Total general and administrative expenses                           111,503                       294,035
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

              Net loss before other income (expenses)                       (217,901)                     (483,272)
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

OTHER INCOME (EXPENSES):
          Interest and other income                                                36                            72
          Interest expense                                                  (185,738)                     (283,734)
          Gain on sale of assets                                              519,831                       519,831
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

          Net income (loss)                                                   116,228                     (247,103)
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

MEMBER'S EQUITY, BEGINNING OF PERIOD                                        (607,095)                     (243,764)
                                                                     -----------------             -----------------

          Member distribution                                             (1,024,454)                   (1,024,454)
                                                                     -----------------             -----------------
                                                                     -----------------             -----------------

MEMBER'S EQUITY, END OF PERIOD                                            (1,515,321)                   (1,515,321)
                                                                     =================             =================

                    The accompanying notes are an integral part of these financial statements.

                                            PROVIDENCE EXPLORATION, LLC.

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006
                                       (See accountants' compilation report)

                                                                                  Three Months        Six Months
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income (loss)                                                              116,228          (247,103)
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

           Adjustments to reconcile net income (loss) to net cash
           used by operating activities:
               Depreciation                                                                 3,744             43,524
               Amortization                                                                 6,354             12,708
               Gain on sale of assets                                                   (519,831)          (519,831)
           Changes in:
               Accounts receivable                                                          3,657            (5,832)
               Inventory                                                                (666,139)          (666,139)
               Prepaid expense                                                            (7,573)            (4,222)
               Accounts payable                                                         (754,857)           (24,131)
               Accrued expenses                                                           112,697            194,983
                                                                               ------------------- ------------------
           Net cash used by operating activities                                      (1,705,720)        (1,216,043)
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
           Purchase of property and equipment                                           (412,949)        (2,789,065)
           Proceeds from sale of assets                                                 1,336,000          1,336,000
           Issuance of notes receivable                                                  (21,336)           (46,336)
                                                                               ------------------- ------------------
           Net cash provided (used) by investing activities                               901,715        (1,499,401)
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds from notes payable                                                  1,035,456          3,017,776
           Payments on notes payable                                                    (209,663)          (291,345)
                                                                               ------------------- ------------------
           Net cash provided by financing activities                                      825,793          2,726,431
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

           Net increase in cash and cash equivalents                                       21,788             10,987
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             11,259             22,060
                                                                               ------------------- ------------------
                                                                                                   ------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                   33,047             33,047
                                                                               =================== ==================
                                                                                                   ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
           Interest paid                                                                   35,415             66,814
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

SUPPLEMENTAL DISCLOSURE OF NONCASH
      INVESTING AND FINANCIAL ACTIVITIES:
           Assumption of member debt                                                    1,024,454          1,024,454
                                                                               ------------------- ------------------
                                                                               ------------------- ------------------

           Purchase of oil and gas leases in exchange for note payable                                     1,924,800
                                                                                                   ------------------

                    The accompanying notes are an integral part of these financial statements.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE–1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

        The Company was formed on July 12, 2005, under the Laws of the State of Texas as a Limited Liability Company and is headquartered in Dallas, Texas.

        The Company formed a wholly owned subsidiary, PDX Drilling 1, LLC (PDX), on July 12, 2005. PDX was formed to acquire drilling and service rigs for the purpose of drilling oil and gas wells in Texas. PDX acquired 3 oil drilling rigs during 2005 and began drilling operations for its customers.

        The Company formed a wholly owned subsidiary, Providence Resources LLC, on September 1, 2005 to acquire leases in Texas for oil and gas exploration and development. During 2005 and 2006, oil and gas leases were acquired by Providence Exploration, LLC.

        The Company is in the oil and gas drilling business and has incurred revenues from oil drilling services performed for other entities. The Company is also an oil and gas exploration company with oil, gas and mineral leasehold interests in Comanche, Hamilton and Val Verde Counties, Texas. The Company has begun drilling on its own oil and gas leases in 2006.

Principles of Consolidation

        The consolidated financial statements include the accounts of Providence Exploration, LLC, PDX Drilling 1, LLC and Providence Resources LLC. All material intercompany accounts and transactions have been eliminated in the consolidation of the entities.

Cash and Cash Equivalents

        The Company considers cash in operating and money market accounts to be cash and cash equivalents for the statements of cash flows.

Accounts Receivable

        The Company considers accounts receivable to be fully collectible; accordingly no allowance for doubtful accounts is required. When amounts become uncollectible, they are charged to operations when that determination is made. Using this direct write-off method does not materially differ from the allowance method.

Property and Equipment

        Drilling and service rigs and equipment are recorded at cost and are depreciated over their estimated useful lives of ten years using the straight-line method. Office furniture and equipment and automotive equipment are recorded at cost and depreciated over their estimated useful lives of five to ten years using the straight-line method.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

   NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued):

Property and Equipment (continued)

        Upon sale or retirement of property and equipment the cost and related accumulated depreciation of the asset are removed from the Company’s accounts and gain or loss is recognized.

        Expenditures for repair and maintenance are charged to expense as incurred.

Oil and Gas Leases Not Subject to Amortization

        Oil and gas lease costs are recorded at cost and consist of 7,374.5 acres of land leases in North Eastern Texas in the Barnett Shale Formation and 12,847.2 acres of land leases in Southwest Texas in Val Verde County. These leases are undeveloped at June 30, 2006, and accordingly no depletion is included in the accompanying consolidated financial statements. As of June 30, 2006, the Company has paid $6,793,393 for property leases.

        The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimate of abandonment costs, net of estimated equipment salvage costs. The Company capitalized $1,035,456 in exploration costs during the six months ended June 30, 2006. No costs related to production, general corporate overhead, or similar activities have been capitalized. As of June 30, 2006 the Company only has capitalized costs of unproved properties acquired. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves. No proved reserves currently exist for the Company and therefore no depletion has been taken as of June 30. 2006.

        In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets to be held and used, excluding proved oil and gas properties accounted for under the full cost method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company’s long-lived assets related to its proved oil and gas properties accounted for under the full cost method of accounting are prescribed by the Securities and Exchange Commission (Regulation S-X, Rule 4-10, “Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975”).

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

   NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued):

Fair Market Value of Financial Instruments

        The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Revenue Recognition

        The Company generated revenues during 2006 from service fees generated from its drilling rigs. Revenues are recorded upon the completion of the services, with the existence of an agreement and where collectability is reasonably assured. Oil and natural gas production revenue will be recognized at the time and point of sale after the product has been extracted from the ground.

Intangible Assets

        Loan origination fees are being amortized on a straight line basis over the 36 month term of the loans.

Income Taxes

        The Company is organized as a Limited Liability Company (LLC) and is taxed for federal income tax purposes as a partnership. Accordingly, no federal income tax liability or expense is included in the accompanying financial statements. Income from the Company is taxed to the partners on their respective returns.

NOTE 2 — USE OF ESTIMATES IN PREPARATION OF FINANCIAL

STATEMENTS:

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 – RELATED PARTY RECEIVABLE:

        At June 30, 2006, the Company has a note receivable from a member totaling $138,754. The note receivable is unsecured and bears interest at 4.25%. The note receivable and unpaid interest is due December 31, 2008.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 4 — LONG-TERM DEBT:

          quarterly installments of $25,119 through July 31, 2008, including
          interest at 12%.                                                                $195,507

           Note Payable - Global Convertible Megatrend LTD., secured by drilling equipment, payable in quarterly installments of $50,238 through July 31, 2008, including interest at 12%.
                                                                                           391,019

          Note Payable - FAGEB AG, secured by drilling equipment, payable in quarterly installments of $37,722 through September 25, 2008,
          including interest at 12%.                                                       293,665

                           Total                                                           880,191
                           Less current portion                                            362,548

                                Long-term notes payable                                  $ 517,643

             Aggregate maturities of long term notes payable at June 30, 2006, are as follows:

                                   Year Ended
                                     June 30                             Amount

                                      2008                              $408,009
                                      2009                               109,634

                                      Total                             $517,643

NOTE 5 — MEMBERS’ CAPITAL:

        Upon formation, the member contributed $535,000 of capital to the Company. Effective April 10, 2006, the Company assumed debt of the member totaling $1,024,454 (Note 6).

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 6 — SHORT TERM NOTES PAYABLE:

          Notes payable - unsecured, due December 31, 2006, plus interest at 12
          %:

               Swan Lake Investments, Limited, convertible into
               1,600,000 shares of Healthbridge, Inc. stock.                               $350,000

               Carerra Investments, Limited, convertible into
               1,485,037 shares of Healthbridge, Inc. stock.                                150,000

          Notes payable - unsecured, due April 10, 2007, plus interest at 3.5%, convertible into 9,128,633 shares of Healthbridge, Inc. stock.
          (expected to be converted in less than one year) (Note 7):
                                                                                          1,024,454

          Notes payable - unsecured, principal due upon demand made on or after
          October 2, 2006, accrued, unpaid interest at 5% due upon maturity, convertible into 3,500,000 shares of Healthbridge, Inc. stock.
                                                                                          1,924,800

                        Total Convertible Notes Payable                                   3,449,254

          Note payable - Healthbridge, Inc.,  secured by oil and
          gas leases, due December 1, 2006, plus interest at 7%.
          (Notes 7 and 12).                                                               5,242,776

          Note Payable - Vanguard Capital, unsecured, principal and accrued interest at 12% due upon obtaining permanent financing on lease
          purchases.                                                                        850,000

                           Total                                                         $9,542,030

NOTE 7 — PROPOSED TRANSACTION:

        At June 30, 2006, the Company has a proposed transaction pending with Healthbridge, Inc. (Healthbridge), (a publicly owned Texas Corporation headquartered in Vancouver, B.C., Canada), whereby Healthbridge would acquire 100 percent ownership interest in the Company (including subsidiaries) in exchange for 16,500,000 shares of Healthbridge, Inc. common stock. The stock shares would be allocated as follows:

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 7 — PROPOSED TRANSACTION (continued):

Convertible Notes Payable:
                  Swan Lake Investments, Limited                               1,600,000
                  Carerra Investments, Limited                                 1,485,037
                  Other                                                        9,128,633
                  Member                                                       4,286,330

                                        Total                                 16,500,000

        On April 10, 2006, Healthbridge entered into a Securities Exchange Agreement (“Securities Agreement”) with the Company and the membership unit holder of the Company. Healthbridge intends to acquire the Company and its wholly owned subsidiaries in a stock for ownership exchange. The Securities Agreement requires the exchange of 4,286,330 shares of Healthbridge’s common stock for 100% of the issued and outstanding membership units of the Company. Healthbridge expects to close this transaction, subject to shareholder approval, by September 30, 2006. As of June 30, 2006, the Company has been advanced $5,242,776 by Healthbridge.

        On April 10, 2006, Healthbridge entered into a Note Exchange Agreement (“Note Agreement”) with the holders of certain promissory notes issued by the Company whereby Healthbridge intends to acquire the outstanding promissory notes from the note holders in exchange for 12,213,670 shares of Healthbridge’s common stock, to be distributed to the note holders as detailed in the Note Agreement. Healthbridge expects to close this transaction, subject to shareholder approval, by September 30, 2006. The closing is further conditioned upon simultaneous closing with the Securities Agreement.

NOTE 8 — AGREEMENTS:

        In October 2005, the Company signed a joint exploration agreement with Harding Company. Under the terms of the agreement, the Company and Harding Company intend to explore, develop and produce oil and gas from Marble Falls and Barnett Shale formations in targeted areas of the Ft. Worth basin. Harding Company is appointed as operator.

        The Company is required pursuant to the agreement to fund 100% of all costs of the management and operation for a minimum of 3 wells. The Company will carry Harding for its 10% working interest in all wells drilled and completed through the pipeline connection phase, in the project.

        Effective February 22, 2006, the Company entered into an agreement to purchase oil and gas leases in Val Verde County, Texas. The purchase price was $3,849,600, payable $1,924,800 cash and $1,924,800 note payable (Note 6). In March 2006, Harding Company paid the Company 192,480 related to the purchase.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 9 — COMMITMENTS AND CONTINGENCIES:

        The Company leases office and warehouse space under an operating lease which expires October 1, 2007. The Company leases a vehicle under an operating lease which expires in October 2007.

        Rent expense was $6,276 and $14,029 for the three months and six months ended June 30, 2006, respectively. Automobile lease expense is included in automobile expense in the accompanying statement of income and member’s equity.

NOTE 10 – GOING CONCERN:

        As of June 30, 2006, the Company’s revenue generating activities have not generated sufficient funds for profitable operations, and the Company has a significant working capital deficit. These factors raise uncertainty about the Company’s ability to continue as a going concern. Management’s plan is to effect a merger with Healthbridge, Inc. subsequent to June 30, 2006, thus converting and eliminating certain short-term and long term loans to equity in Healthbridge. Healthbridge will also assist in raising the needed funds for continued development of the oil and gas leases. If the merger does not occur, the Company may not have sufficient funds to continue the development of its leases. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 11 — SUPPLEMENTARY OIL AND GAS INFORMATION – FAS 69:

        The following unaudited disclosures on standardized measures of discounted cash flows and changes therein relating to proved oil and gas reserves are determined in accordance with United States Statements of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities”.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein. In calculating the standardized measure of discounted future net cash flows, year-end constant prices and cost assumptions were applied to the Company’s annual future production from proved reserves to determine cash inflows. Future production and development costs are based on constant price assumptions and assume the continuation of existing economic, operating and regulatory conditions. Future income taxes are calculated by applying statutory income tax rates to future pre-tax cash flows after provision for the tax cost of oil and natural gas properties based upon existing laws and regulations. The discount was computed by application of a 10 percent discount factor to the future net cash flows. The calculation of the standardized measure of discounted future net cash flows is based upon discounted future net cash flows prepared by the Company’s independent qualified reserve evaluators in relation to the reserves they respectively evaluated, and adjusted by the Company to account for management’s estimate obligations and future income taxes. The Company cautions that the discounted future net cash flows relating to proved oil and gas reserves are an indication of neither the fair market value of the Company’s oil and gas properties, nor of the future net cash flows expected to be generated from such properties. The discounted future net cash flows do not include the fair market value of exploratory properties and probable or possible oil and gas reserves, nor is consideration given to the effect of anticipated future changes in crude oil and natural gas prices, development, asset retirement and production costs, and possible changes to tax and royalty regulations. The prescribed discount rate of 10 percent may not appropriately reflect future interest rates. The Company’s projections should not be interpreted as being equivalent to fair market value.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE	11 — SUPPLEMENTARY OIL AND GAS INFORMATION – FAS 69 (Continued):

Net Proved Reserves (1, 2)

                                                 Natural Gas                    Crude Oil and Natural Gas
                                                (millions of                             Liquids
                                                 cubic feet)                      (thousands of barrels)
                                         -----------------------         ------------------------------------
     December 31, 2005                                        -                                            -
     Purchase of reserves in place                            -                                            -
     Production                                               -                                            -
     Adjustment for uneconomic wells                          -                                            -
                                         -----------------------         ------------------------------------
                                         -----------------------         ------------------------------------
     June 30, 2006                                            -                                            -
                                         =======================         ====================================
                                         =======================         ====================================

     Developed                                                -                                            -
     Undeveloped                                              -                                            -
                                         -----------------------         ------------------------------------
                                         -----------------------         ------------------------------------
     Total                                                    -                                            -
                                         =======================         ====================================

   (1) Definitions:

a.	“Net” reserves are the remaining reserves of the Company, after deduction of estimated royalties and including royalty interests.

b.	“Proved oil and gas reserves.” Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

        Reservoirs are considered proved if economic product ability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes that portion delineated by drilling and defined by gas-oil and /or oil-water contacts, if any; and the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

i.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE	11 — SUPPLEMENTARY OIL AND GAS INFORMATION – FAS 69 (Continued):

ii.     Estimates of proved reserves do not include the following:

Oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”;

Crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

Crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

Crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

c.	“Proved developed oil and gas reserves.” Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

d.	“Proved undeveloped reserves.” Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive unites that are reasonably certain of production when drilled. Proved reserves for other undrilled unites can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(2)	The Company does not file any estimates of total net proved crude oil or natural gas reserves with any U.S. federal authority or agency other than the SEC.

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE	11 — SUPPLEMENTARY OIL AND GAS INFORMATION – FAS 69 (Continued):

Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

        The company has no proved reserves and no oil and gas production and therefore has not presented the Standardized Measure of Discounted Future Net Cash Flows or operating results.

Capitalized Costs

     June 30, 2006                                                          United States
                                                                      ---------------------
                                                                      ---------------------
     Proved oil and gas properties                                                 $     -
     Unproved oil and gas properties                                             7,828,849
                                                                      ---------------------
                                                                      ---------------------
     Total capital costs                                                         7,828,849
     Accumulated depletion                                                             (-)
                                                                      ---------------------
                                                                      ---------------------
     Net capitalized costs                                                    $  7,828,849
                                                                      =====================

Costs Incurred

                                                                            United States
                                                                       --------------------
                                                                       --------------------
     Six months ended June 30,                                                   2006
                                                                       --------------------
                                                                       --------------------
     Acquisitions:
       Proved reserves
                                                                            $            -
       Unproved reserves                                                         3,657,120
                                                                       --------------------
                                                                       --------------------
     Total acquisitions                                                          3,657,120
     Exploration costs                                                           1,035,456
     Development costs                                                                   -
     Asset retirement obligations                                                        -
                                                                       --------------------
                                                                       --------------------
     Total costs incurred                                                       $4,692,576
                                                                       ====================

PROVIDENCE EXPLORATION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 12 – PROPERTY AND EQUIPMENT:

        In the three months ended June 30, 2006, the Company sold oil and gas equipment as follows:

                      Equipment sales                                 $1,420,000
                      Selling costs                                       84,000

                         Net sales price                               1,336,000

                      Equipment cost                                     887,732
                      Accumulated depreciation                            71,563

                          Book value                                     816,169

                      Gain on sale                                     $ 519,831

        The Company also purchased used oil and gas equipment totaling $666,139 in the three months ended June 30, 2006. It is the Company’s intent to repair and resell the equipment and therefore it included in inventory in the accompanying consolidated balance sheet.

NOTE 13 — MAJOR CUSTOMERS:

        The Company had one major customer for the period ended June 30, 2006, which comprised approximately 92% sales.